UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2105

Date of Report (Date of earliest event reported)

ATACAMA RESOURCES INTERNATIONAL, INC.

 (Exact Name of Registrant as Specified in Charter)

FLORIDA	333-192217	46-3105245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10820 68th Place

Kenosha, WI  53142

 (Address of Principal Executive Offices) (Zip Code)

613-868-6157

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 19, 2015, Our Principal Executive Officer, Kenneth Olsen submitted his resignation to be effective immediately. There are no arrangements or understandings with Mr. Olsen regarding the election of directors or other matters. Mr. Olsen will remain a member of the Board of Directors for the Company.

On January 19, 2015 Glenn B. Grant was appointed Chief Executive Officer for the Company and Chairman of the Board of Directors.  The background information for Mr. Grant is set forth below.  There is no employment agreement at this time.

Glenn B. Grant, is the CEO and President of Bower Solutions Ltd., an oil field services project management company based in Alberta, Canada. Mr. Grant has served in that capacity since 1989.

Mr. Grant has over 35 years of project management experience in the oil and gas sector as well as the mining and natural resources industries in Canada, the United States and abroad. During this time, he has overseen many large scale development projects for international and Fortune 500 resource companies, and routinely managed budgets exceeding $30.0 million. Throughout his career as a project manager, Mr. Grant has developed and refined his expertise in budget development, operations management and scheduling, cost estimating and control, dispute resolution and personnel management and, including the direct management of teams of more than 200 people. Additionally, he has applied his experience and strong interpersonal skills towards First Nations mediation in the Northern Canadian territories and managed sensitive projects in the Czech Republic for Gulf Oil Ltd. and in India for Niko Resources Inc.

Holding a degree in Construction Engineering, Mr. Grant's previous positions and assignments include successful projects with Penn West Energy Trust, Husky Energy, AMOCO, Tarragon Oil & Gas Ltd., Royal Trust Energy Corporation, Chevron Canada and Petro Canada Inc. His entrepreneurial activities further include former ownership of an agricultural machinery dealership, large farming operation and an oilfield equipment sales company.

On January 19, 2015 Mr. Ray Skaff was appointed as a member of the Board of Directors.  The background information for Mr. Skaff is set forth below.  There is no employment agreement at this time.

Ray Skaff - Ray Skaff, a graduate of the 1983 Radio & Television Arts Program at Algonquin College, has been a driving force behind successful multimillion-dollar partnerships, projects, and fundraising events for more than 25 years.  His leadership experience is well established in the communications, commercial, and not-for-profit industry, including extensive expertise with diverse media and marketing platforms, business development, trends, and government & community agencies.  Mr. Skaff has also built an impressive track record of increasing awareness, impressions, and branding at the same time as decreasing costs and enhancing operational efficiencies.  He demonstrates superior oral and written communications skills, along with ability to thrive in high-stress, demanding environments.

Ray’s extensive tenure includes 20 years as Station Manager at Rogers Communications Ottawa, Director of Programming for the Cable Public Affairs Channel, and National Manager of Captioning Services at Rogers.  Since 2010, Ray’s consulting company has provided exceptional professional services to various non-profit organizations and businesses to deliver a coordinated approach to analyzing and executing the project, develop marketing, public relations, and/or business plan that support the client’s goals.  Also currently serves as General Partner and Vice President for RGR Hospitality.

In 2007, Ray was one of the first inductees in the Algonquin College Media Hall of Fame in Ottawa, Canada.  The award was created to recognize trailblazers and role models in the Media Industry – setting the highest of standards for those who hope to follow in their footsteps.  Mr. Skaff also played a significant role in defining the Television Broadcasting curriculum as Chair of the Algonquin College Advisory Board.

Mr. Skaff is a founder of Soellingen Advisory Group and serves as a Director and as its VP, Corporate Communications & Marketing.  He is continually recognized as a forward-thinking strategist who identifies and capitalizes on operational, procedural, programming, and business practices to positively impact an organization’s image, brand, and effect on the community. Mr. Skaff consistently demonstrates a passion for his work and a commitment to performance excellence.

PROFESSIONAL EXPERIENCE

PROFESSIONAL CONSULTANT ♦ Ottawa         2009 – present

Providing exceptional professional services to various non-profit organizations and businesses to deliver a coordinated approach to analyzing and executing the project, develop marketing, public relations, and/or business plan that support the client’s goals.  Effectively responding to targeted audiences and working one-on-one with companies to develop strategic and tactical plan. Also liaison with external and internal staff to support various outsourced initiatives.

Also currently serve as General Partner for Casey’s Grill Bar Gloucester and Vice President for RGR Hospitality Inc. in Ottawa, Ontario, Canada.

CONCERT INTERNATIONAL ♦ Ottawa     2011 - 2012

Director, Communications & External Relations

Responsible for the communications, sponsorship, public relations, and management strategies of the organization. Also provides operational leadership and business analysis in the identification and development of new ventures.  Accountable for the advancement and execution of key plans and tactics to increase the visibility and profile of the company, CEO, and events; stimulate targeted outreach and increased public awareness; lead all communications, public relations and key messaging with stakeholders, performing artists and their management, media, the community and supporters; management support for the web based communications; cultivated and maintained government relations and partnerships with businesses and media; and worked collaboratively with internal and external staff and volunteers, and corporate sponsors.

CANADIAN NURSES ASSOCIATION ♦ Ottawa      2010 - 2011

Relationship Marketing Coordinator

Worked with corporate communication staff, to plan, implement, and evaluate activities that increase awareness among CNA stakeholders.  Responsible for cultivating relationships with stakeholders and partners, and identifying and assessing opportunities to enhance CNA’s ability to engage members and generate revenue.  Ensures that the organization understands its audience, builds and maintains a relationship with each segment, and connects them to the brand.

ROGERS COMMUNICATIONS ♦ Ottawa   1991-2009

Station Manager (General Manager)

Oversaw television station staff comprised of over 60 full-time employees and more than 350 volunteers across production, promotions, marketing, programming, sales, operations, engineering, and community relations. Identified and capitalized on ways to improve brand and relationship with customers and community. Led initiatives and team to drive awareness and growth. Assisted in designing and executing strategic business plans and budgets aligning with domestic and international priorities and various customers.

Cultivated productive relationships with key government agencies, charitable organizations, and community leaders as well as community and multicultural organizations. Innovated and introduced new programs. Determined ways to utilize various media outlets, including print, radio, television, Internet, and cell phones, to deliver content globally and generate company synergies across business units. Led website design, outreach, content, traffic, and updates.

Researched, analyzed, synthesized, and evaluated data and issues, providing action plans. Administered multimillion-dollar budgets and financial forecasting.

CABLE PUBLIC AFFAIRS CHANNEL ♦ Ottawa       2001-2002

Director of Programming Canada

Brought on board to develop new content, processes and new structure for station in order to drive operational stability and quality control. Analyzed programming, scheduling, and business practices, making changes as necessary to improve station’s image. Facilitated training for key company changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATACAMA RESOURCES INTERNATIONAL, INC.

Dated: January 22, 2015	/s/ Glenn B. Grant
Glenn B. Grant
Principal Executive Officer
Chairman of the Board